Exhibit 99.1

PRESS RELEASE

Contact:	Investors:
Kevin C. O’Boyle	Nick Laudico/Zack Kubow
EVP & Chief Financial Officer	The Ruth Group
NuVasive, Inc.	646-536-7030/7020
858-909-1800	nlaudico@theruthgroup.com
investorrelations@nuvasive.com	zkubow@theruthgroup.com

Media:
Jason Rando
The Ruth Group
646-536-7025
jrando@theruthgroup.com
NUVASIVE REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS
- Increases 2008 Revenue Guidance to a range of $210 to $214 Million –
First Quarter 2008 Highlights:
•	Total revenues of $51.2 million; up 54.1% from the first quarter of 2007

•	Gross profit of $42.1 million; up 53.0% from the first quarter of 2007

•	Gross margin of 82.2% compared to 82.8% in the first quarter of 2007

•	GAAP loss per share was $(0.22), including $(0.12) of one-time charges; non-GAAP earnings per share was $0.06

•	Raised $209 million in convertible senior notes (net of offering costs)

•	Completed buy-out of royalty obligations on SpheRx® pedicle screw and related technology products, and acquired new pedicle screw intellectual property

•	NeoDisc® clinical trial continues to progress with current enrollment over 85%

SAN DIEGO, April 22, 2008 — NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today financial results for the quarter ended March 31, 2008.
NuVasive reported first quarter revenues of $51.2 million, a 54.1% increase over the $33.2 million for the first quarter of 2007 and a 9.1% increase over the $46.9 million for the fourth quarter of 2007.
Gross profit for the first quarter of 2008 was $42.1 million and gross margin was 82.2%, compared to a gross profit of $27.5 million and a gross margin of 82.8% in the first quarter of 2007. For the fourth quarter of 2007, gross profit was $38.9 million and gross margin was 82.9%.
Total operating expenses for the first quarter of 2008 were $50.5 million compared to $33.8 million in the first quarter of 2007 and $41.2 million in the fourth quarter of 2007. Operating expenses include an in-process research and development charge of $4.2 million related to the acquisition of pedicle screw intellectual property. Excluding the in-process research and development charge, total first quarter 2008 operating expenses were $46.3 million. On a GAAP basis, the Company reported a net loss of $7.7 million or $(0.22) per share for the first quarter of 2008. On a non-GAAP basis, the Company reported net income of $2.1 million, or $0.06 per share, for the first quarter of 2008. The non-GAAP earnings per share calculations exclude (i) stock based compensation of $5.2 million; (ii) a charge for in-process research and development costs of $4.2 million; and (iii) amortization of acquired intangible assets of $0.4 million.
Cash, cash equivalents and short and long-term investments were $278.6 million at March 31, 2008.
Alex Lukianov, Chairman and Chief Executive Officer, said, “Our first quarter results were driven by our continued focus on deepening product penetration in existing accounts, particularly in accounts where we have a long standing presence. Our sales focus throughout the remainder of 2008 will be selling the full mix of our products and working to assimilate and develop our sales regions which we recently expanded from five regions to eleven. We will also expand our corporate infrastructure, including our new leased corporate headquarters, operating systems, as well as training and personnel development programs. These investments are part of a strategy to expand our infrastructure to allow us to grow to $500 million coupled with increasing profitability.
Mr. Lukianov continued, “We improved our cash position in the quarter with a successful convertible debt offering that yielded net proceeds of $209 million. Our intent is to use these funds for strategic opportunities in the near term. Our first strategic use of this cash came in March where we acquired the exclusive rights to pedicle screw intellectual property which ensures the continued expansion of our innovative platform through 2015 as well as the development of other pedicle-based fusion systems.”

Guidance
NuVasive is providing its full year 2008 financial guidance as follows:
Revenue: $210 million to $214 million; up from $204 million to $208 million
GAAP loss per share: $(0.12) to $(0.09), including $(0.12) of one-time charges;
down $0.02 from earnings per share of $0.02 to $0.05
Non-GAAP earnings per share: $0.54 to $0.57; down from $0.56 to $0.59
Operationally, NuVasive’s outlook for the full year has improved as signified by its $6 million increase in top line revenue guidance. However, as a result of lower interest yields currently available in the market the Company has modestly lowered full year earnings per share guidance by $0.02.
Reconciliation of Non-GAAP Information
Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, which exclude stock based compensation and charges directly related to acquisition transactions such as in-process research and development, milestone payments, and amortization of the acquired technology assets. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further and more consistently the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of First Quarter 2008 Results
(in thousands, except per share amounts)
GAAP net loss (A)	$(7,654)
In process research and development (B)	4,176

(3,478)
Stock based compensation (C)	5,150
Amortization of acquired intangible assets (D)	392

Non-GAAP earnings (A)	$2,064

GAAP net loss per share (A)	$(0.22)
In process research and development (B)	0.12

(0.10)
Stock based compensation (C)	0.15
Amortization of acquired intangible assets (D)	0.01

Non-GAAP earnings per share (A)	$0.06

Shares used in computing GAAP net loss per share (A)	35,411

Shares used in computing non-GAAP earnings per share (A)	37,156

Reconciliation of Full Year 2008 Guidance

	Range for Year Ending
	December 31, 2008
(in thousands, except per share amounts)	Low	High
GAAP net loss per share (A)	$(0.12)	$(0.09)
In process research and development (B)	0.12	0.12

	0.00	0.03
Stock based compensation (C)	0.51	0.51
Amortization of acquired intangible assets (D)	0.03	0.03

Non-GAAP earnings per share (A)	$0.54	$0.57

Shares used in computing GAAP net loss per share (A)	35,800	35,800

Share used in computing non-GAAP earnings per share (A)	37,600	37,600

A	—	GAAP net loss per share is calculated using basic weighted shares outstanding; Non-GAAP earnings per share is calculated using diluted weighted shares outstanding.

B	—	Charge related to the acquisition of pedicle screw technology in the first quarter of 2008.

C	—	Non-cash stock-based compensation.

D	—	Amortization of technology assets purchased in 2005 and 2007.
Conference Call
NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-4018 for domestic callers and 1-201-689-8471 for international. A live Web cast of the conference call will be available online from the investor relations page of the Company’s corporate Web site at www.nuvasive.com.
After the live Web cast, the call will remain available on NuVasive’s Web site, www.nuvasive.com, through May 22, 2008. In addition, a telephonic replay of the call will be available until May 13, 2008. The replay dial-in numbers are 1-877-660-6853 for domestic callers and 1-201-612-7415 for international callers. Please use account number 3055 and conference ID number 281470.
About NuVasive
NuVasive is a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused on applications in the over $4.2 billion U.S. spine fusion market. The Company’s current principal product offering includes a minimally disruptive surgical platform called Maximum Access Surgery, or MAS®, as well as a growing offering of cervical and motion preservation products.
The MAS platform offers advantages for both patients and surgeons such as reduced surgery and hospitalization time and faster recovery. MAS combines three categories of current product offerings: NeuroVision® a proprietary software-driven nerve avoidance system; MaXcess® a unique split-blade design retraction system; and specialized implants, like SpheRx® and CoRoent®, that collectively minimize soft tissue disruption during spine surgery while allowing maximum visualization and surgical reproducibility. NuVasive’s product offering is also focused on cervical internal fixation products and its R&D pipeline emphasizes both MAS and motion preservation.

NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that the Company’s revenue or profitability projections may prove incorrect because of unexpected difficulty in generating sales or achieving anticipated profitability the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
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NUVASIVE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007

Revenues	$51,184	$33,220
Cost of goods sold	9,095	5,707

Gross Profit	42,089	27,513

Operating expenses:
Sales, marketing and administrative	39,317	28,449
Research and development	6,976	5,343
In process research and development	4,176	—

Total operating expenses	50,469	33,792

Interest and other income, net	726	1859

Net loss	$(7,654)	$(4,420)

Net loss per share:
Basic and diluted	$(0.22)	$(0.13)

Weighted average shares — basic and diluted	35,411	34,314

Stock-based compensation is included in operating expenses in the following categories:
Sales, marketing and administrative	4,504	$2,628
Research and development	646	516

	$5,150	$3,144

NUVASIVE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2008	December 31, 2007

Assets
Current assets:
Cash and cash equivalents	$258,529	$61,915
Short-term investments	4,952	19,247
Accounts receivable, net	30,335	27,496
Inventory, net	45,684	36,280
Prepaid expenses and other current assets	2,280	1,240

Total current assets	341,780	146,178
Property and equipment, net of accumulated depreciation	54,287	43,538
Intangible assets, net of accumulated amortization	26,159	24,496
Long-term marketable securities	15,118	8,536
Other assets	9,691	2,939

Total assets	$447,035	$225,687

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$22,096	$13,839
Accrued payroll and related expenses	10,347	12,075
Royalties payable	1,853	2,076

Total current liabilities	34,296	27,990
Senior convertible notes	230,000	—
Long-term liabilities	989	1,119
Commitments and contingencies
Stockholders’ equity:

Common stock, 70,000 shares authorized 35,513 and 35,330 issued and outstanding at March 31, 2008 and December 31, 2007, respectively	35	35
Additional paid-in capital	357,226	364,469
Accumulated other comprehensive loss	123	54
Accumulated deficit	(175,634)	(167,980)

Total stockholders’ equity	181,750	196,578

Total liabilities and stockholders’ equity	$447,035	$225,687

NUVASIVE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2008	2007

Operating activities:
Net loss	$(7,654)	$(4,420)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,883	2,854
Stock-based compensation	5,150	3,144
In process research and development	4,176	—
Allowances and other non-cash adjustments	(47)	523
Changes in operating assets and liabilities:
Accounts receivable	(2,929)	(2,552)
Inventory	(9,306)	(3,362)
Prepaid expenses and other current assets	(1,040)	376
Accounts payable and accrued liabilities	5,260	1,410
Accrued payroll and related expenses	(1,728)	(1,034)

Net cash used in operating activities	(4,235)	(3,061)
Investing activities:
Cash paid for pedicle screw technology	4,176	—
Cash paid for acquisition of Radius Medical LLC	—	(6,970)
Purchases of property and equipment	(11,369)	(1,698)
Sales of short-term investments	17,300	45,350
Purchases of short-term investments	(3,005)	(30,435)
Sales of long-term investments	2,000	2,000
Purchases of long-term investments	(8,582)	(10,467)
Purchase of intangible asset	(2,080)	—
Other assets	740	31

Net cash used in investing activities	(9,172)	(2,189)
Financing activities:
Payment of long-term liabilities	—	—
Issuance of convertible senior notes	208,442	—
Issuance of common stock	1,579	1,175

Net cash provided by financing activities	210,021	1,175
Increase (decrease) in cash and cash equivalents	196,614	(4,075)
Cash and cash equivalents at beginning of period	61,915	41,476

Cash and cash equivalents at end of period	$258,529	$37,401